Form C

Cover Page

Name of issuer:

Homefree, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NH

Date of organization: 3/18/2005

Physical address of issuer:

10 Industrial Drive
Windham NH 03087

Website of issuer:

http://www.homefreetreats.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Convertible Note

Target number of securities to be offered:

125,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $125,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$125,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$600,000.00

Deadline to reach the target offering amount:

4/30/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

15

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,201,787.00	$1,189,689.00
Cash & Cash Equivalents:	$27,559.00	$67,018.00
Accounts Receivable:	$168,733.00	$124,803.00
Short-term Debt:	$691,835.00	$693,694.00
Long-term Debt:	$687,241.00	$721,160.00
Revenues/Sales:	$1,548,285.00	$1,341,543.00
Cost of Goods Sold:	$809,325.00	$825,241.00
Taxes Paid:	$0.00	$0.00
Net Income:	($301,072.00)	($636,436.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Homefree, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jill Robbins	Manager/President Homefree, LLC	Homefree, LLC	2005

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jill Robbins	President	2005
Jill Robbins	CEO	2005

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Jill Robbins	Membership interests	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Proceeding with a small team and with limited sales and marketing spend has enabled us to keep expenses low, but can result in slower growth than otherwise.
>
> When working with a small team, the potential loss of any member can have a strong immediate impact until a replacement is found and trained.
>
> As time proceeds, additional competitors can emerge and develop. Having some competitors can facilitate growth, as it helps a category to gain traction. Having too many strong competitors, however, can reduce sales opportunities.

Any account can choose at any time to discontinue our products, resulting in charge backs, lower sales numbers, and less availability in the market. Gaining additional placement to replace such loss is expensive, particularly in the retail sector.

Any food company has risk of product recall, which can be costly both financially and with regard to reputation. The risks are greater when food allergies are at play. Our industry-leading allergen-related, food quality, and food safety standards very much mitigate these risks but do not eliminate them.

The labor market in southern New Hampshire is very tight right now. There is no assurance that we will be able sufficiently to attract and maintain a full and strong staff to fulfill all orders in a timely way as we continue to scale up.

Manufacturing our own products (as opposed to the common practice of outsourcing production to co-packers) gives us great control over every aspect of sourcing, production and fulfillment. However, if something were to happen to our facility, production would be disrupted.

Our future growth depends in part on growing our management team. There can be no assurance that we will be successful in selecting and attracting effective team members to successfully grow our business.

Our future success depends on the efforts of a small management team. There can be no assurance that we will be successful in attracting and retaining such managers, and the loss of services of the members of the management team may have an adverse effect on the company.

There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$125,000**

Use of Proceeds: 39% towards promos and marketing, 52% towards hiring, 4% towards increased employee pay/benefits, 5% toward Wefunder fees

If we raise: **$300,000**

Use of Proceeds: 35% towards promos, cost of entry, marketing and advertising; 40% towards hiring, 13% towards network upgrade and accounting/inventory integrated software, 7% towards increased employee pay/benefits, 5% towards Wefunder fees

If we raise: **$400,000**

Use of Proceeds: 27% towards promos, cost of entry, marketing and advertising, 45% towards hiring, 10% towards network upgrade and accounting/inventory integrated software, 8% towards increased employee pay/benefits, 5% towards a fork lift, 5% towards Wefunder fees

If we raise: **$500,000**

Use of Proceeds: 22% towards promos, cost of entry, marketing and advertising, 50% towards hiring, 8% towards network upgrade and accounting/inventory integrated software, 6% towards increased employee pay/benefits, 5% towards equipment for new products, 4% towards fork lift, 5% towards Wefunder fees

If we raise: **$600,000**

Use of Proceeds: 26% towards promos, cost of entry, marketing and advertising, 45% towards hiring, 7% towards network upgrade and accounting/inventory integrated software, 8% towards increased employee pay/benefits, 6% towards equipment for new products, 3% towards a fork lift, 5% towards Wefunder fees

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Convertible note with $5,000,000.00 valuation cap; 15.000% discount; 6% interest.
See exact security attached as Appendix B, Investor Contracts.

Type of Security: Convertible Promissory Notes ("Notes").

Amount to be Offered: The goal of the raise is $125,000.00

Valuation Cap: $5,000,000.00

Discount Rate: 85%

Maturity Date: 3-year anniversary of the Date of Note

Interest Rate:

Interest shall commence with the date hereof and shall continue on the outstanding principal amount until paid in full or converted. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

Early-Bird: Investors investing in the first $150,000.00, will receive a valuation cap of $4,500,000.00

Conversion and Repayment

(a) Conversion upon an Equity Financing. If on or before the Maturity Date, the Company consummates an Equity Financing (as defined herein), then the outstanding principal amount of this Note and any unpaid accrued interest shall convert in full into units of the same class and series of equity securities issued to investors in such Equity Financing ("Preferred Units") at a conversion price (the "Conversion Price") equal to the lesser of (i) the quotient resulting from dividing $5,000,000 (the "Valuation Cap") (or $4,500,000 for the first $150,000 of investments) by the number of all issued and outstanding equity securities of the Company (assuming conversion of all securities convertible into Common Units (as defined below) and exercise of all outstanding options and warrants then-exercisable or convertible, but excluding the equity securities of the Company issuable upon the conversion of the Notes or other indebtedness), and (ii) 85% of the per unit price of all securities of the Company issued to investors (other than the Holder upon conversion of this Note) as part of such Equity Financing; provided, however, that such conversion shall be subject to the requirements set forth in Section 5(b) hereof. "Equity Financing" means an arm's-length equity financing in which the Company receives gross aggregate cash proceeds of at least $2,000,000 as consideration for the issuance of its limited liability company interests or other equity securities in a single transaction or series of related transactions.

(b) Conversion upon a Change of Control. If the Company consummates a Change of Control (as defined below) while this Note remains outstanding, the Company shall convert the outstanding principal amount of this Note and any unpaid accrued interest into common units of limited liability company interests in the Company ("Common Units") at a conversion price equal to the lesser of (i) the quotient resulting from dividing the Valuation Cap by the number of issued and outstanding Common Units immediately prior to the Change of Control (assuming conversion of all securities convertible into Common Units and exercise of all outstanding options and warrants then-exercisable or convertible, but excluding the equity securities of the Company issuable upon the conversion of the Notes or other indebtedness), and (ii) 85% of the per unit cash price or other consideration (if any) payable to the holders of the Company's Common Units in the Change of Control. A "Change of Control" means (i) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the equity securities of the Company immediately prior to such consolidation, merger or reorganization, continue to represent a majority of the voting power of the surviving entity immediately after such consolidation, merger or reorganization; (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred; (iii) the sale or transfer of all or substantially all of the Company's assets, or the exclusive license of all or substantially all of the Company's material intellectual property; or (iv) the closing of the Company's first firm commitment underwritten initial public offering of Common Units pursuant to a registration statement filed under the Act; provided that a Change of Control shall not include an Equity Financing. The Company shall give the Holder notice of a Change of Control not less than 10 days prior to the anticipated date of consummation of the Change of Control.

(b) Procedure for Conversion.

Procedure for Conversion. In connection with any conversion of this Note into any equity securities of the Company (the "Conversion Securities"), the Holder shall surrender this Note to the Company and deliver to the Company any documentation reasonably required by the Company. The Company shall not be required to issue or deliver the Conversion Securities until the Holder has surrendered this Note to the Company and delivered to the Company any such documentation. Upon the conversion of this Note into the Conversion Securities, in lieu of any fractional Conversion Securities to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to such fraction multiplied by the price at which this Note converts. To secure the Holder's obligations to execute and deliver the documentation required by this subsection, the Holder hereby appoints the Chief Executive Officer of the Company as the Holder's true and lawful attorney, with the power to act alone and with full power of substitution, to execute and deliver all such documentation required by this subsection if, and only if, the Holder fails to execute or deliver such documentation as required by this subsection. The power granted by the Holder pursuant to this subsection is coupled with an interest and is given to secure the performance of the Holder's duties under this Note, and is irrevocable and will survive the death, incompetency, disability, merger or reorganization of the Holder.

(c) Interest Accrual. If a Change of Control is consummated, all interest on this Note shall be deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the signing of the definitive agreement for the Change of Control.

IRREVOCABLE PROXY; SPV REORGANIZATION

(a) The Holder hereby appoints, and shall appoint in the future upon request, the Manager, or the Manager's designee, as the Holder's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this Note and on behalf of the Holder,
(i) give and receive notices and communications, (ii) execute any instrument or document that the Manager determines is necessary or appropriate in the exercise of its authority under this Note, and (iii) take all actions necessary or appropriate in the judgment of the Manager for the accomplishment of the foregoing, including the amendment and waiver of any terms of this Note in accordance with Section 8(e) of the Convertible Note. The proxy and power granted by the Holder pursuant to this Section 5(a) are coupled with an interest. Such proxy and power will be irrevocable through and including the date of the final closing of an Equity Financing, in which case the terms of Section 5(b) will thereafter govern. The proxy and power, so long as the Holder is an individual, will survive the death, incompetency and disability of the Holder and, so long as the Holder is an entity, will survive the merger or reorganization of the Holder. The Manager is an intended third-party beneficiary of this Section 5(a) and has the right, power and authority to enforce the provisions hereof as though it was a party hereto.

(b) The Holder hereby appoints, and shall appoint in the future upon request, the Manager, or the Manager's designee, as the Holder's true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to, consistent with this Note and on behalf of the Holder,
(i) vote all Conversion Securities issued pursuant to the terms of this Note as the holders of a majority of the Conversion Securities, not including the Holder, vote, (ii) give and receive notices and communications, (iii) execute any instrument or document that the Manager determines is necessary or appropriate in the exercise of the Manager's authority under this Note, and (iv) take all actions necessary or appropriate in the judgment of the Manager for the accomplishment of the foregoing. The proxy and power granted by the Holder pursuant to this Section 5(b) are coupled with an interest. Such proxy and power will be irrevocable. The proxy and power, so long as the Holder is an individual, will survive the death, incompetency and disability of the Holder and, so long as the Holder is an entity, will survive the merger or reorganization of the Holder. The Manager is an intended third-party beneficiary of this Section 5(b) and has the right, power and authority to enforce the provisions hereof as though he or she was a party hereto.

(c) Other than with respect to the gross negligence or willful misconduct of the Manager (or the Manager's designee) in the Manager's capacity as the Holder's true and lawful proxy and attorney pursuant to Sections 5(a) and/or 5(b) (collectively, the "Proxy"), the Proxy will not be liable for any act done or omitted in the Proxy's capacity as representative of the Holder pursuant to this Note while acting in good faith, and any act done or omitted pursuant to the written advice of outside counsel will be conclusive evidence of such good faith. The Proxy has no duties or responsibilities except those expressly set forth in this Note, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of the Holder otherwise exist against the Proxy. The Holder shall indemnify, defend and hold harmless the Proxy from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, "Proxy Losses") arising out of or in connection with any act done or omitted in the Proxy's capacity as representative of the Holder pursuant to this Note, in each case as such Proxy Losses are suffered or incurred; provided, that in the event that any such Proxy Losses are finally adjudicated to have been directly caused by the gross negligence or willful misconduct of the Proxy, the Company shall reimburse the Holder the amount of such indemnified Proxy Losses to the extent attributable to such gross negligence or willful misconduct (provided that the Company's aggregate liability hereunder shall in no event exceed the Principal Amount of this Note). In no event will the Proxy be required to advance his, her or its own funds on behalf of the Holder or otherwise. The Holder acknowledges and agrees that the foregoing indemnities will survive the resignation or removal of the Proxy or the termination of this Note. The Proxy is an intended third-party beneficiary of this Section 5(c) and has the right, power and authority to enforce the provisions hereof as though he or she was a party hereto.

(d) A decision, act, consent or instruction of the Proxy constitutes a decision of the Holder and is final, binding and conclusive upon the Holder. The Company, members of the Company and any other third party may rely upon any decision, act, consent or instruction of the Proxy as being the decision, act, consent or instruction of the Holder. The Company, members of the Company and any other third party are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Proxy. The Proxy is an intended third-party beneficiary of this Section 5(d) and has the right, power and authority to enforce the provisions hereof as though he or she was a party hereto.

(e) The Holder hereby agrees to take any and all actions determined by the Manager in good faith to be advisable to reorganize this Note and any Conversion Securities issued pursuant to the terms of this Note into a special-purpose vehicle or other entity designed to aggregate the interests of holders of the Notes .

REPURCHASE. If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this 8.

Note from the Holder for the greater of (i) the outstanding Principal Amount of this Note and (ii) the fair market value of this Note, as determined by an independent appraiser of securities chosen by the Company (such repurchase, the "Repurchase," and such greater value, the "Repurchase Value"); provided, however, that, in the event an Equity Financing occurs within three months after the Repurchase and the Repurchase Value is less than the Aggregate Value (as defined below) of the Preferred Units the Holder would have received had the Repurchase not occurred (where such value is determined by multiplying the number of Preferred Units by the Conversion Price and is referred to as the "Aggregate Value"), the Company shall pay to the Holder an amount equal to the difference between the Aggregate Value and the Repurchase Value promptly following the consummation of the Equity Financing. Such independent appraiser shall be regularly engaged in the valuation of securities. The foregoing repurchase option terminates upon a Change of Control.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any term of this Note may be amended or waived with the written consent of the Manager provided that all holders of the notice are given prompt written notice of such waivers and amendments.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
	This is an LLC with no issued units.		

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Voting rights of Wefunder investors will be proxied to Jill Robbins, the Homefree president.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a Convertible Note is determined by the investor, and we do not guarantee that the Convertible Note will be converted into any particular number of shares.

As discussed in Question 13, when we engage in an offering of equity involving Units, Investors may receive a number of shares of Preferred Units calculated as either the conversion price equal to
the lesser of (i)
85% of the price paid per share for Equity Securities by the Investors in the Qualified Financing
or (ii) the price equal to the quotient of the valuation cap of $5,000,000.00 (the "Valuation Cap") divided by the aggregate number of outstanding shares of the Company's units as of immediately prior to the initial closing of the Qualified Financing (assuming full conversion or exercise of all convertible and exercisable securities then outstanding, but excluding the shares of equity securities of the Company issuable upon the conversion of the Notes or any other debt).

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the Units that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our board of directors. Among the factors we may consider in determining the price of Units are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.
In the future, we will perform valuations of our units that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the
- market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Enterprise Bank
Issue date	12/30/08
Amount	$605,688.00
Outstanding principal plus interest	$544,772.48 as of 12/31/18
Interest rate	4.25% per annum
Maturity date	11/15/40
Current with payments	Yes

This began as a line of credit at Prime Rate + 1%, and was then converted into a term loan at 4.25%.

Loan

Lender	American Packaging Capital
Issue date	11/18/14
Amount	$67,695.00
Outstanding principal plus interest	$9,033.05 as of 12/31/18
Maturity date	11/17/19
Current with payments	Yes

Lease to own, will be fully paid in 2019, for horizontal wrapping machine.

Loan

Lender	Enterprise Bank
Issue date	10/26/15
Amount	$500,000.00
Outstanding principal plus interest	$494,252.00 as of 12/31/18
Interest rate	6.25% per annum
Current with payments	Yes

This is an active line of credit with variable interest.

Loan

Lender	American Packaging Capital
Issue date	10/27/15
Amount	$31,269.00
Outstanding principal plus interest	$10,112.46 as of 12/31/18
Maturity date	01/26/20
Current with payments	Yes

Lease to own for 2nd oven.

Loan

Lender	International Financial Services
Issue date	07/27/16
Amount	$198,243.00
Outstanding principal plus interest	$26,584.00 as of 12/31/18
Maturity date	06/01/19
Current with payments	Yes

Lease to own, will be fully paid in 2019, for 2nd vertical flow wrap machine.

Loan

Lender	American Packaging Capital
Issue date	12/17/16
Amount	$62,113.00
Outstanding principal plus interest	$34,623.20 as of 12/31/18
Maturity date	04/01/21
Current with payments	Yes

Lease to own of Yamato Scale for 2nd vertical wrapping machine.

Loan

Lender	American Packaging Capital
Issue date	01/04/17
Amount	$30,650.00
Outstanding principal plus interest	$20,056.70 as of 12/31/18
Maturity date	01/01/22
Current with payments	Yes

Lease to own for the bucket elevator for 2nd vertical wrapping machine.

Loan

Lender	American Packaging Capital
Issue date	08/11/17
Amount	$45,355.00
Outstanding principal plus interest	$27,732.38 as of 12/31/18
Maturity date	08/01/22
Current with payments	Yes

Lease to own for 2nd cookie drop machine.

Loan

Lender	American Packaging Capital
Issue date	06/17/18
Amount	$9,377.00
Outstanding principal plus interest	$7,331.33 as of 12/31/18
Maturity date	06/17/21
Current with payments	Yes

Lease to own for an upgraded Air Compressor and for a Moisture Analyzer

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

At Homefree, we make "one cookie for all" - cookies that essentially everyone can enjoy, including people with food allergies and other special diets. This includes peanut free, tree nut free, egg free, dairy free, and gluten free, all at the highest standard. We even test ingredients in-house to ensure the safety of our foods. But don't let allergy-friendly fool you into thinking our cookies aren't delicious, because they are. They've won numerous awards for taste and health.

We started as one person in our founder's home, where Jill made allergy-friendly cookies for her son. Now we're distributed in 5 different countries across 3 continents. We aim to keep growing to the point where anyone can walk into a store or hotel and buy our deliciously wholesome allergy-friendly cookies. We want snacking to be easy for all families with special diets.

Milestones

Homefree, LLC was incorporated in the State of New Hampshire in March 2005.

Since then:

- The Good Housekeeping Research Institute recommended Homefree cookies as the "Best Gluten Free Cookies!
- We're a Certified B Corp for our strong commitment to social responsibility and environmental stewardship.
- We won a Food & Beverage Product Innovations Award, presented by the National Restaurant Association (Restaurant, Hotel-Motel Show), judged by foodservice industry leaders).
- Homefree has achieved Safe Quality Food (SQF) level 3 certification - the highest level - for outstanding standards in food quality and safety, opening the door to national accounts.
- Homefree Chocolate Chip Mini Cookies were chosen to be the nut-free cookie option at the reception desk at DoubleTree by Hilton Hotels.
- Sales growth the last 3 years is 70%, 15%, and 18%, averaging about 34% growth.
- In a taste test of Homefree Chocolate Chip Mini Cookies vs. Nabisco Chips Ahoy Chocolate Chip Mini Cookies, 73% preferred Homefree!

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $1,548,285 compared to the year ended December 31, 2016, when the Company had revenues of $1,341,543. Our gross margin was 41% in fiscal year 2017, compared to 26% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $1,201,787, including $27,559 in cash. As of December 31, 2016, the Company had $1,189,689 in total assets, including $67,018 in cash.
- *Net Loss.* The Company has had net losses of $301,072 and net losses of $636,436 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.

- *Liabilities.* The Company's liabilities totaled $1,379,076 for the fiscal year ended December 31, 2018 and $1,414,854 for the fiscal year ended December 31, 2017.

Liquidity & Capital Resources

To date, the company's financing from outside sources amounts to $1,603,901 in debt. To-date, the company has been financed with $1,603,901 in outside debt.

After the conclusion of this Offering, should we hit only our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. If we reach only our minimum target on Wefunder, we plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Homefree, LLC cash in hand is $67,950, as of November 2018. During the three months ending November 2019, net revenues have averaged $157,491/month, cost of goods sold has averaged $88,304/month, and operational expenses have averaged $70,218/month, for an average burn rate of $1,031 per month. Revenues and burn rate are expected to continue to fluctuate.

Our sales increase 2018 over 2017 is about 18%. This is in part from continuing to support retail and online sales. More so, it is from temporarily shifting our primary growth focus from retail, which takes strong funding to expand and support, to foodservice, where there is enormous growth opportunity for our "one cookie for all" products, and at lower costs of entry. Note that December was significantly lower in sales. This is typical in December; accounts build up during October promos and also purchase for holiday in advance. Since then, sales are back up, and with new accounts in the works. In the past year, and continuing into the last couple of months, we have opened the doors to strong growth in two powerful ways: 1) We have continued to duplicate our manufacturing equipment for increased dependability, efficiency, and capacity. This includes a recent purchase of an additional mixer, as well as an investment in December in more equipment servicing and training, in order to be ready for large scale up. 2) Having been recently accepted into Dot Foods, we continue to grow that relationship and tremendous opportunity. New accounts have come on board through Dot, and Dot recently moved more of our items from special order to shelved, which in turn encourages more accounts. Dot Foods is the nation's largest redistributor, from which well over 4,000 distributors source food products. Now it is very easy for essentially any foodservice account in the country to access our products.

We expect continued growth, particularly in foodservice. Foodservice sales, as well as retail sales and direct to consumer sales such as via Amazon.com, will be accelerated by the increased marketing, advertising, promoting, new hires, and product development enabled by this raise. The timing for reaching cash flow positive will depend on the extent and timing of growth investments we make in the company, as well as on sales growth from those investments.

We have been meeting much of the company's financial needs by self-funding, and we will continue to do that if needed.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://homefreetreats.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Homefree LLC Convertible Note
- Early Bird Homefree LLC Convertible Note

Appendix C: Financial Statements

- Financials 1
- Financials 2

Appendix D: Director & Officer Work History

- Jill Robbins
- Jill Robbins

Appendix E: Supporting Documents

- Second_Amended_and_Restated_LLC_Agreement__9.29.11_.pdf


ONE TREAT FOR

INVEST IN HOMEFREE

maximum target met

$0

raised of $0 maximum target from 0 investors

Allergy-friendly "treats you can trust"

At Homefree, we make "one cookie for all" - cookies that essentially everyone can enjoy, including people with food allergies and other special diets. This includes peanut free, tree nut free, egg free, dairy free, and gluten free, all at the highest standard. We even test ingredients in-house to ensure the safety of our foods. But don't let allergy-friendly fool you into thinking our cookies aren't delicious, because they are. They've won numerous awards for taste and health.



Jill Robbins
Founder/President
Passionate Allergen-Free Recipe Developer, Pre & post doctorate training from Harvard Medical School

Why you may want to invest

1. The Good Housekeeping Research Institute recommended Homefree cookies as the "Best Gluten Free Cookies!
2. We're a Certified B Corp for our strong commitment to social responsibility and environmental stewardship.
3. We won a Food & Beverage Product Innovations Award, presented by the National Restaurant Association (Restaurant, Hotel-Motel Show), judged by foodservice industry leaders).
4. Homefree has achieved Safe Quality Food (SQF) level 3 certification - the highest level - for outstanding standards in food quality and safety, opening the door to national accounts.
5. Homefree Chocolate Chip Mini Cookies were chosen to be the nut-free cookie option at the reception desk at DoubleTree by Hilton Hotels.
6. Sales growth the last 3 years is 70%, 15%, and 18%, averaging about 34% growth.
7. In a taste test of Homefree Chocolate Chip Mini Cookies vs. Nabisco Chips Ahoy Chocolate Chip Mini Cookies, 73% preferred Homefree!

Our Ambition

We started as one person in our founder's home, where Jill made allergy-friendly cookies for her son. Now we're distributed in 5 different countries across 3 continents. We aim to keep growing to the point where anyone can walk into a store or hotel and buy our deliciously wholesome allergy-friendly cookies. We want snacking to be easy for all families with special diets.

$ 100 min

REMIND ME (0)

What you are investing in

Custom Convertible Note

~~$5M~~ **$4.5M** valuation cap

Investors in the first $150,000 will receive a $4,500,000 valuation cap.

Also, entry to win cookies for a year! We want to give extra thanks to our early birds investing at least $1,000 by entering you in a special raffle. When we reach $125,000, we'll celebrate by picking one of you as a winner for cookies for a year! Chances to win will be better than 1 in 125. When we reach $300,000, we'll select another winner out of all the $1000+ investors to date!

Each of the two winners will have your choice of package type and flavors: Every month for a year we will ship either a case of 6 5-oz. boxes or a case of 30 single serve bags to you or to the happy recipient of your choice!

6% interest
15% discount

A Convertible Note is debt that converts to equity. If you invest, you're betting the company will be worth more than $4.5M in the future.

Earning a return

Learn more about convertible notes

HomefreeDeck2018.pdf

HFInfoRetailBoxedMinis.pdf

HF_InfoSheet_SingleServe.pdf

homefreetreats.com

Investor perks

$250+
Entry to win one of two cookie prizes, with your choice of package type and flavors: 2 3lb. bulk boxes of mini cookies (about 300 cookies per box) or 3 30-pack cases of single serve bags.

$500+
A "welcome to our team" letter. Along with the letter you will receive 5 coupons, each for .55 off a box of Homefree cookies. Use the coupons yourself, or use them to spread the word to friends and family!

$1,000+
A thank you on Homefree's social media, with option of it having your name, a gifted name, and/or a photo of you or a loved one with Homefree cookies.

$2,500+
10 coupons to share for .55 off a box of cookies (in addition to the previous 5 coupons). Also, 2 more entries into the drawing for the two cookie prizes (described at the $250 level).

$5,000+
A Homefree hat to wear proudly!

$10,000+
Entry in a lottery for one prize for up to 4 people to visit the Homefree kitchen during production (of course while maintaining Homefree's standards for allergen-related care). The winner will: Select the flavor of the day, take (or mail) home enough from the day's production to feed a party of 50 people, and be provided with a hotel room for the night before the visit.

$25,000+
A limited edition Homefree hooded sweatshirt. Also two additional entries in the lottery for the special Homefree visit!

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Why I Like Homefree

When I met Jill Robbins, I was immediately impressed by her passion for her brand and her mission to provide allergen free products that would be both inclusive to all AND taste great. Since that time I have seen the company construct a state of the art Allergen Free manufacturing facility, and grow both in retail and foodservice. Homefree continues to produce great tasting products as well as develop new and innovative products. I have always been bullish on Jill's abilities and commitment to the business as well as the prospect of future growth and success for many years to come.



Rick Antonelli

POSITIONS HAVE INCLUDED CEO OF GALAXY NUTRITIONAL FOODS, AND COO OF UNITED NATURAL FOODS (NASDAQ: UNFI), THE NATION'S LARGEST NATURAL PRODUCTS DISTRIBUTOR AT OVER $8 BILLION IN ANNUAL SALES.

THE BUZZ ABOUT HOMEFREE

As President and Owner of Homefree's foodservice broker, I have the pleasure of representing and selling Homefree cookies. It never ceases to amaze me how well the potential accounts respond to the quality and taste profile. We've had many successes placing the cookies, including in college, health care, and institutional settings. Homefree is a very strong brand. They solve operators' needs to accommodate the ever-growing consumer demands of having a delectable treat for all their guests. The away from home market continues to be one of the fastest growing channels for healthy food options. The channel itself is still in its infancy incorporating clean foods and beverages. Homefree has many more years of strong growth in this channel."

Mario Parisi

Owner and Founder of Green Nature

"I just wanted to let you know I'm crying tears of joy that I finally found something my 19 month old son can eat! And he really enjoys them too! I hope someday you come out with more then just cookies because you've certainly mastered that! We will be "home free" buyers from now on! Thank you!"

Amanda Casimiro

A thankful Mom!

Consumer trust in big corporations has eroded in recent years and increasingly, consumers are choosing to spend their money locally and with businesses that share their values. But sussing out true social and environmental practices from PR propaganda isn't always easy for consumers, which is why some businesses are investing time and resources to earn B Corp certification. In fact, eight NH companies [including Homefree] have become part of this international movement that promotes doing well in business by doing good in the world.

Judi Currie

Business NH Magazine

Homefree mini-cookies are delicious snacks that also happen to be healthy. They have won numerous awards in the Healthy Gourmet Snack Awards presented by Taste TV, including Four stars for "Healthiness", and they deserve them.

Taste TV

First multi-platform network in operation to deliver food and lifestyle broadcasts

Testers raved about these tiny, tangy treats, which reminded them of the lemon-flavored Girl Scout cookies. They're made with whole-grain oat flour and lemon juice and extract.



Karen Cicero

Writer for Parents Magazine

My son and I decided to try the mini chocolate chip cookies first, and we were delighted. If you did a taste test and compared them to Chips Ahoy mini chocolate chip cookies, I don't think you'd be able to tell the difference… The chocolate chocolate chip cookies are coming with us this week as we visit family. These are crunchy cookies, tasty, and allergen-free. If you are looking for a snack for the lunchbox in the New Year, this is one to try.



Colette Martin

Cookbook author, food photographer, food allergy advocate and an expert in food-allergy recipe development and substitutions

What I really loved about HomeFree were their clean list of ingredients, variety of flavors, various package sizes, and quality products. HomeFree has a great website with all nutritional facts and ingredients listed for their cookies, which is very important wen you have children with different food related sensitivities. All of the HomeFree Treats are gluten free and allergy free, so Captain can munch on them all! All the varieties we tried were crispy, crunchy and fresh. Oh! And they are all verified non-GMO.

Sensitive Mommy

Parenting Blog

THESE COOKIES ARE DELICIOUS!!!! I just can't believe how good they taste!!!! And they are so good for you!

Beth Butler

Manager, Hannah Grimes Marketplace - Keene, NH

Most allergy-free packaged goods are lacking flavor and substance and are better left untouched. Homefree puts an end to that kind of thinking. Though the goodies are baked without peanuts, tree nuts, eggs, wheat or dairy in a kitchen with all new appliances and a separate delivery area (providing space for deliveries to be wiped down before entering the cooking area), they taste great! Their whole-grain filled cookies don't even contain high fructose corn syrup, making them desirable to moms who are also looking out for the wee ones' general health too.

Popsugar

Pop Culture Blog

I did get to try the Ginger Snaps and Vanilla cookies. So I can tell you, that these are some of the best cookies I have had in a long time. They aren't sickening sweet. They have a nice balance of flavor. Let's not forget the crunch. These cookies have a nice snap to them. They are perfect for eating straight from the package or dunking in your favorite beverage. It is clear that the people at HomeFree take great pride in their work. They have made a delicious treat that everyone can enjoy.



Laurie

Contributing Writer for "Emily Reviews"

From now on I will be stopping at the gluten free section to grab a box or two of HomeFree Cookies!! They are just the right amount of crunch, and just a perfect amount of sweet. We gobbled them right up. Not only are these cookies delicious, they are also allergen free!!

Lyndsay

Founder of Food Blog "Milk Free Mom"

Not only do I love these cookies, but also the story behind the cookies. HomeFree cookies are baked with love, and developed by a Mom, Jill Robbins, who understands how important it is for kids with food allergies and sensitivities to feel included during social occasions, where sweet treats are often part of the fun.

Kathleen Reale

Founder of Allergy Blog "Be Free for Me"

Just like the real thing! These cookies may not contain any eggs or milk, but they capture the wholesome and perfectly sweetened flavor of your family's favorite recipe. We sampled the mini chocolate chocolate chip cookies, which were bite-size, crispy cookies with the perfect amount of chocolate chips.

Health.com

HomeFree's mini cookies are sold nationwide and have appeared on the Today Show, not as a special dietary cookie, but as a healthy back-to-school snack that kids will love. The cookies have received accolades from Good Housekeeping and won awards like the product innovation award and best snack award from Shape magazine.

The Hippo

New Hampshire's largest circulation weekday publication

I particularly liked the Gluten free mini cookie sampler "chocolate chocolate chip" found here. I like how they were crunchy with large chunks of chocolate chips in them. I find a lot of cookies that are gluten free are normally soft and kind of stale tasting but these aren't at all. They taste fresh.



Emily

Founder of blog "Emily's Frugal Tips"

BUSINESSNH MAGAZINE

What it Means to be a B Corp

Published Monday Jul 23, 2018 Author Judi Currie Consumer trust in big corporations has eroded in recent years and increasingly, consumers are choosing to spend their money locally and with businesses that share their values.

January 2, 2019 @ businessnhmagazine.com

wellness

Snack healthy and share healthy too!

For the mom of a child with food allergies, it makes sense that safety was pretty central to Jill's goals of creating delicious healthy snacks. But this mom was also a clinical psychologist. Her motivation to leave her career and start a baking company

September 10, 2018 @ ewellnessmag.com

Today's Dietitian

Allergen-Free Snacks - It's a Booming Category in the Face of Rising Food Allergy Awareness

Today's Dietitian magazine, the leading news source for dietitians and nutritionists, covering topics such as diabetes management, long-term care, new products and technologies, career strategies, nutrition research updates, supplements, culinary arts,

September 10, 2018 @ todaysdietitian.com

the Hippo

The Hippo : New Hampshire's Weekly : If you give a kid a cookie...

All told, HomeFree cookies are non-GMO project verified, certified organic 70-percent, all natural, certified gluten-free, kosher parve and vegan. The eight most common food allergens, which cause 90 percent of allergic reactions, are peanuts,

September 10, 2018 @ hippopress.com

StoreBrands

Store Brands names 2016 Editors' Picks winners

Store Brands magazine, published by Deerfield, Ill.-based Stagnito Business Information + Edgell Communications, is pleased to announce the winners in its inaugural Editors' Picks awards program. The program, open to private label

September 10, 2018 @ storebrands.com

tasteforlife

2015 Gluten Free Essentials Awards

Find healthy recipes and natural wellness articles. {Bars & Meal Replacements} Mamma Chia Blueberry & Dark Chocolate Baris a tasty way to get the healthy benefits of blueberries, chia seeds, and chocolate, including omega 3s, protein, and fiber.

September 10, 2018 @ tasteforlife.com

BEST PRODUCTS COM

The 50 Best Gluten-Free Foods and Snacks of the Year

There are plenty of satisfying, nutritious, and downright delicious gluten-free snack and food options currently on the market, from cookies to crackers to oatmeal and everything in between. Try one of the 50 gluten-free options!

December 18, 2017 @ bestproducts.com

Homefree Nut-Free Cookies To Be Offered at Check-In by DoubleTree by Hilton Hotels

WINDHAM, N.H., Sept. 26, 2017 /PRNewswire/ -- Homefree®, "treats you can trust," is pleased to announce that the DoubleTree by Hilton hotels are now offering Homefree® nut-free Chocolate Chip Mini Cookies at guest check-in as a nut-free

September 26, 2017 @ finance.yahoo.com

Parents Magazine's Best Allergy-Friendly Packaged Foods

We asked families to taste-test more than 100 new products that contain no nuts, eggs, dairy, or wheat. Even kids without food allergies loved our winners! There's something for everyone on our list of the 25 best packaged foods made without

February 21, 2017 @ parents.com

Homefree creates tasty allergy-free mini-cookies - TasteTV

A lot of kids and many adults have food allergies, and that makes picking the right snack a chore. Homefree mini-cookies are delicious snacks that also happen to be healthy. They have won numerous awards in the Healthy Gourmet Snack Awards

January 26, 2017 @ tastetv.com

Allergy-Friendly Snacks - Fresh Cup Magazine

What's on your ingredient list? Gluten, nuts, dairy, soy, fish, and other animal products are some of the most avoided ingredients due to allergies and other dietary restrictions. You may offer alternative milks to cater to customers with dietary

January 10, 2017 @ freshcup.com

Making Cookies To Make A Difference

At age 9, I was a fish, and it had a profound impact on me. My parents had sent me to an Audubon Society camp, where one evening activity was group skits. My group enacted the DDT cycle, with each of us playing one part of the ecosystem.

August 15, 2016 @ huffingtonpost.com

HomeFree Treats You Can Trust ~ Review & Giveaway US 08/03

Thank you to HomeFree for providing me with product, free of charge, in exchange for this honest blog review. All opinions are 100% my own. I love finding treats that I don't feel guilty about eating. I recently found HomeFree cookie treats. HomeFree

July 20, 2016 @ emilyreviews.com

"Free From" Cookies | Whole Foods Magazine

HomeFree has launched Gluten Free Lemon Burst Mini Cookies (6/5-oz.) and Gluten Free Chocolate Chip Mini Cookies Snack Multipack (6/4-1.1 oz.). The lemon minis are free of the most common eight food allergens, and are certified kosher pareve, non-

May 15, 2015 @ wholefoodsmagazine.com

Windham baking company begins exporting

WINDHAM - A growing Windham company that makes treats allergy sufferers can is branching out in Canada with some state help promoting exports. The $500 grant may seem small, but the founder and owner of HomeFree expects it could make a big

June 12, 2013 @ eagletribune.com

HomeFree Mini Cookies on the Today Show with Joy Bauer's Healthy Food Tips

Special thanks to Joy Bauer for featuring Homefree cookies as a delicious, healthy snack for school lunches!

September 13, 2012 @ vimeo.com

Allergy-Safe Candy: Easter treats for kids allergic to gluten, dairy, nuts or eggs

If you know children with food allergies, you can rock their Easter basket with a variety of treats that are free from some-if not all-of the top eight allergens (wheat, dairy, eggs, peanuts, tree nuts, fish, shellfish and soy).

April 2, 2012 @ retailmenot.com

Yummy Allergen-Free Snacks

These snacks are portable, healthy and allergen-free. The best part? They're super yummy!

December 20, 2010 @ parenting.com

POPSUGAR

Home Free Treats For Children With Allergies

Mamas of tots with dairy, nut or egg allergies have a tough time of it when attending birthday parties or simply looking for a baked good to snack on during the day. Most allergy-free packaged goods are lacking flavor and substance and are better left

May 6, 2009 @ popsugar.com

WESLEYAN UNIVERSITY

Inclusive Baking

When it's as good as home-baked and it's allergen free, you know you are Home Free. WHEN IS A BIRTHDAY CAKE NOT JUST A BIRTHDAY CAKE? The question sounds like a child's silly riddle. To Jill Greenwald Robbins '83, a clinical psychologist and the

December 20, 2008 @ magazine.wesleyan.edu

Allergy-Friendly Treats You Can Trust

An estimated 1 in 13 children have food allergies, or roughly two in every classroom. About 30 percent of those children are allergic to more than one food. Estimates of food allergies in adults range from 4% to 10%. People with food allergies and other special diets want to enjoy snacks safely and deliciously along with everyone else. Sales of free-from items, including gluten free, grew to $32 billion in 2016.


home free
chocolate

Award Winning, Delicious, Allergy-Friendly Cookies

Homefree cookies are a unique combination of delicious, wholesome, and inclusive, so that everyone can enjoy treats together! We've received accolades from the likes of Today, Shape Magazine, and the Good Housekeeping Research Institute. All our cookies are allergy friendly and gluten free, as well as non-GMO, low-sodium, kosher, vegan, and 100% whole grain.


home free
chocolate mint
home free
lemon burst
home free
double chocolate chip
home free
vanilla
mini cookies
home free
ginger snap
mini cookies
home free
chocolate chip
homefree
vanilla
homefree

We're Leaders in Allergen Related Safety

It's legally acceptable to label your product as nut or dairy-free even if it's made on a shared line with that allergen. That's a lot of room for contamination. We take food safety so seriously that we not only have our own dedicated facility, we even source our ingredients carefully to avoid cross-contamination, and then to be extra sure, we test for traces of allergens. So when you eat our cookies, you know you're safe.

Our Progress so Far

We've come a long way since Jill's home kitchen. We're now in stores like Wegmans, Sprouts, and ShopRite, and in foodservice such as hotels, hospitals, colleges, and corporate break rooms. And we're distributed internationally across 5 countries in 3 continents. Your investment can help take us even further.

If we hit our minimum fundraise goal of $125K, we'll use your investment for promos and marketing, hiring, and the 5% Wefunder fee. If we hit our max goal of $600K, we'll also put your investment towards inventory software, employee benefits, a new forklift and equipment for new products.

2005 — Gak's Snacks

Started Gak's Snacks in basement of founder's home, for mostly mail order, with 2 flavors of large cookies.

2009 — Homefree Treats launches!

Moved to commercial facility with loading docks, where Homefree was launched.

2013 — Gluten-free

Became dedicated gluten free to be more fully inclusive and to be merchandised in gluten free sets.

2016 — Change in packaging

Refreshed package art, contributing to a 70% jump in sales YOY.

2016 — Homefree earns Safe Quality Food (SQF) certification!

Homefree earned SQF level 2 certification (and in 2017 SQF level 3 certification, the highest level) for outstanding standards in food quality and safety. This certification differentiates Homefree, and opened the door to national accounts.

2017 — DoubleTree by Hilton Hotels

The result of a more than 12 month process, the DoubleTree by Hilton Hotels selected and launched Homefree Chocolate Chip Mini Cookies as their nut-free cookie at reception.

2017 — Dot Foods

In part to meet DoubleTree's distribution needs, Homefree was accepted into Dot Foods. By June, 2018, this was expanded to having all Homefree products available by special order to any account, and a good range of items stocked for easiest access, for open doors to foodservice distribution nationally.

2018 — Expansion

Positioned ourselves with the dependability and capacity to acquire and meet the needs of large accounts by getting up and running with a second mixer, second cookie making machine, and 2nd wrapping machine.

Help Us Make Allergy-Friendly Eating Easy

Dear Investors,

Most of you likely know someone with a special diet, and perhaps you have special dietary needs yourself. If so, you likely understand the experience of wanting to include everyone when serving food, and perhaps of wanting to be included yourself. This is especially the case at social gatherings, where sweet treats so often are part of the fun. Inclusion is valued by people with special diets wherever food is served, whether at a gathering, a store, a school, a hotel, or a corporate break room. We are happy to invite you to join us in our mission to make it easy for people with food allergies and other special dietary needs safely and comfortably to enjoy Homefree "treats you can trust" right along with everyone else, wherever treats are served.

I began this journey because of my son, who was allergic to peanuts, tree nuts, eggs, dairy, and more. Our son's allergist advised never to give our child anything made in a facility containing nuts or peanuts because of the risk of potentially life-threatening cross-contamination. When I questioned him about the risk level, he showed us research showing 6.5% clinically significant peanut cross-contamination in shared facilities. That created quite a challenge because most baked treats are made in facilities with nuts or peanuts. As a mom, and as a clinical psychologist, I wanted my son safely to be able to be part of the group when treats were served. That is why I began the process, from novice to expert, of creating allergy-friendly baked goods, and at the highest possible safety standard. To meet the goal of inclusion, the treats had to taste so good that everyone would be happy to eat them together. I'm proud to say that Homefree cookies have won awards not only as special diet cookies but also simply as delicious, healthy cookies. This includes Best Snack Award from Shape Magazine and being featured on the Today show as a recommended snack because kids love them and because they are healthy.

We now are at an exciting moment in our history. We are growing steadily and are poised for continued rapid growth. Rather than the common practice of using co-packers to bake our products for us, we operate our own dedicated facility with full control over safety and dependability. We set industry-leading standards for allergen-related safety, and we have achieved the nationally and internationally recognized Safe Quality Food level 3 for outstanding practices with food quality and safety. We have moved gradually from our original 2-week shelf life to 9 months (without preservatives!). The free-from category has developed such that retail and foodservice buyers are seeking products such as ours that meet the needs of various populations. Response to our refreshed packaging was, and continues to be, enthusiastic. We have expanded our facility and added equipment for increased dependability, efficiency, and capacity. We have attained national distribution both at retail and in foodservice. Most exciting is our new relationship with Dot Foods, the country's largest redistributor. This makes Homefree sourcing easy for almost any U.S. foodservice account and thereby opens the door to exponential growth.

With your help, we are ready to add to our team, grow our sales and marketing, expand our reach, and develop new products. We are happy to invite you to join us as part of the Homefree team. We hope you will share our passion, and that many of you will become ambassadors for Homefree "treats you can trust."

Our Growth

Our numbers are growing, and our Corporate Snacking business is taking off!

$786,734	$1,341,543	$1,548,285	$1,819,477
2015 Revenue	2016 Revenue 70% growth	2017 Revenue 15% growth	2018 Revenue 18% growth

42%	150%
Margin 2018	YOY Corporate Snacking growth 2018

Our Key Customers

Homefree cookies are offered in numerous retail and foodservice locations. Here's a sampling of the range.



DOUBLETREE BY HILTON
National Zoo
OSWEGO STATE UNIVERSITY OF NEW YORK
Wegmans
tripadvisor
BErkshire NATURAL healthy vending
NYU
ENTERTAINMENT CRUISES
SPROUTS FARMERS MARKET
NIH National Institutes of Health Turning Discovery Into Health
ShopRite
CLEVELAND CAVALIERS
Harlem Children's ZONE
Southwest General
Cleveland Clinic Every life deserves world class care.
HYATT TRAVEL SPECIALIST
CopperDoor
CJ's
VIACOM
VALUE CITY ARENA JEROME SCHOTTENSTEIN CENTER
Long Island Coop (K – 12 Schools)
HyVee
Hilton
twitter
Marriott
shaw's
convene
Stop&Shop
PURDUE UNIVERSITY
Quicken Loans

Founder



Jill Robbins

Founder/President

Passionate Allergen-Free Recipe Developer, Pre & post doctorate training from Harvard Medical School

AND THE REST OF THE TEAM



Sarah Cowart

Social Media Manager

Social media and marketing geek. Multilingual. BA Social work. Educated at UNH and Harvard.



Phil Robbins, PhD

Husband of Founder

Founded a thriving group psychology practice. Brings a big picture approach and some humor!



Barbara Britton

VP of Quality Assurance

Contributes food business knowledge throughout operations. Expert in food quality and safety.

Interview

– COLLAPSE ALL

WF: Who are you and what are you building?

H: My name is Jill Robbins and my company is Homefree. We offer a "one cookie for all" solution to families, retail stores, and foodservice providers. That is, we make cookies that are delicious for cookie lovers, wholesome for the many people seeking "better for you," and carefully made to safely include people with food allergies and most other special diets. This makes inclusive snacking easy, whether for a family seeking a nut-free snack to share at school, a store buyer wanting to meet the needs of all their customers, or a foodservice operator wanting an easy way to say yes to special requests.

My passion is as a mom of a child with food allergies, and as a clinical psychologist. My son is one of the 1 in 13 kids in the US with food allergies, or 1 in 25 Americans. Most baked treats contain ingredients such as wheat, butter, eggs, and nuts. These are the very same ingredients that often have to be avoided by people with special diets, making it really hard to feel like part of the group when treats are served, which is at almost every social occasion. I wanted to make it easy for people with special diets to be included. They want to be included, and people who are offering food want to include everybody.

WF: What diets or issues are you addressing?

H: I started Homefree because of food allergies. In particular, because my son was allergic to peanuts, nuts, eggs, dairy, and soy (and more!), my attentions started there. And because one of his good friends couldn't eat wheat, I taught myself to bake without wheat either. I eventually brought the care I used as a Mom baking for my son, to the high standards of care in our manufacturing facility. So, in answer to your question, we are first and foremost addressing food allergen-related safety. And we are considered an industry leader in the care we use.

But it is not just people with food allergies and sensitivities who want to be included, and I wanted to include everyone. There are lots of health-conscious people who want tasty treats, but want them to be "better for you. And there are people with other dietary needs, such as gluten free, kosher, and vegan. So to be inclusive, Homefree cookies are certified gluten free, vegan, and kosher pareve. The Vanilla Mini Cookies are additionally low glycemic and certified organic (at the 70%+ level), and we offer our Ginger Snap Mini Cookies loose bulk with a USDA organic option. None of our products contain trans fat or cholesterol, or artificial flavors or colors. All are low sodium, and all are non-GMO Verified.

So, why does this matter? You ask what issues we are addressing. Some of it is simply to make people happy - both those with special diets, and the people trying to feed them. And some of it is as a business: A "one cookie for all" product has a lot of legs as a great one product solution. This is especially the case for foodservice operators. They can't stock a different dessert option for every possible request (a kosher cookie, a vegan cookie, a gluten free cookie...), but are happy to have an easy one product way to say yes to everyone.

But there are other issues that are at the root of our mission. Here I am talking as a mom and as a clinical psychologist. Picture a kid at school or college, wanting to fit in and feel like part of the group. Social interactions often involve food. If there are no safe options, there can be temptation to join in anyway. If there are allergen free options, the kids with the allergies still might not want to select those options, as doing so can mark them as different. What is wonderful about Homefree cookies is that everyone eats them. They are simply good cookies, which, by the way, are also safe for people with food allergies. Because it isn't just the special diet kids grabbing them, the special diet kids are happy to grab them too.

And what about peanut free classrooms and schools? They are established so that kids like mine don't risk life-threatening reactions. But sometimes parents of other kids understandably aren't so happy about the limitations, and the families with allergies often feel badly about being the reason for those restrictions. Homefree cookies provide a win-win situation. Kids without allergies love the cookies so they don't feel deprived, parents love that their kids are happy and that additionally the cookies are wholesome, and the kids with allergies are safe.

Actually, a number of years ago, I was teaching Junior Achievement in my son's classroom, using the business as an example to demonstrate topics in the curriculum. Of course, we had to do a taste test, and graph results! The kids all loved the cookies so much that when my son brought cookies in the next day for a snack for himself, several kids got into a bidding war trying to buy the cookies from him! For a kid who had spent years
with kids pointing (unpleasantly) at the "different" foods he brought, this moment of having everyone want what he had was a moment of pure joy.

I'll tell you one more story. A school foodservice manager called me one day to recount a call he had received from the mom of one of their students. The mom and her food-allergic daughter arrived at the school bake sale, and the mom started taking out of her pocketbook the sweet she had brought with her for her daughter, since of course nothing at the bake sale would be okay for her. Suddenly the daughter started pointing and exclaiming enthusiastically, "Look Mom, they have Homefree cookies! I can eat those!" And she did. That night at bedtime, this girl could talk of nothing else. She had never before had the experience of being able to buy a treat like everyone else, and it meant the world to her.

WF: Do you have different cookies for different diets, or is it that all your cookies can be eaten by all or most dietary restrictions?

H: All of our cookies are free of peanuts, tree nuts, eggs, and dairy. All of them are certified gluten-free and certified vegan. They're all kosher parve and non-GMO verified. There's something called soy lecithin that is considered fine by most allergists for most people with soy allergies. That one ingredient is in one of our flavors of cookies, but other than that one exception, all of our cookies are free of the eight most common food allergens. They also contain no rice or legumes, and are 100% whole grain. A couple of our flavors are corn-free, and most people with corn allergies can eat all of them. So if somebody walks into the grocery store and says, "I am having people over, and one person has a nut allergy and one person needs gluten-free," the store clerk has a way to say, "We have something for you. Check out these Homefree cookies. They taste great, they're good for you, and I bet they'll work for you."

The same thing goes for foodservice. There's a huge foodservice trade show called the National Restaurant Association Restaurant, Hotel-Motel Show. I believe it is the biggest foodservice trade show in the US. Every year they have a product innovation award (currently called FABI awards) that they give to several products about which they're particularly excited. The judges are drawn from the top people in the foodservice industry. We actually won one of those. Even though we're a relatively small company, the reason we won is partly because these cookies taste great and are better for you. It's also because we make, as we say, "one cookie for all." For a foodservice operator who wants to say yes to all the different needs that come up, we make it easy. They can stock our one product, and it has a long shelf life. That way they will always have something available to be able to say yes.

WF: Tell me about this recipe. You might be able to call me a traditionalist, but doesn't a cookie have to have butter, eggs, and sugar?

H: That's the problem for people who are allergic to butter, eggs, nuts, and wheat. How do you make a cookie without those, especially a tasty one with good texture? Well, it's not easy. I started trying to bake for my little boy, and I spent a few years making things that were really awful. I would eat them and he would eat them. He didn't know any better, and I'd eat them with him, but pretty much nobody else wanted to eat them. After about three years, there was one day when I made a peach muffin, and my husband and son's mouths both dropped open in surprise when eating it. My husband said, "This tastes like a peach muffin!!!"

That was the beginning of the next phase. My husband encouraged me to make an allergen-free baking cookbook so that other families wouldn't have to go through what we did. As a psychologist, I had a research background, and I ended up tackling this as a research project over the next three years. I learned about and experimented with unusual ingredients, and experimented with various processes. I would try making a recipe, and then would write down what went well, what didn't, my hypothesis for how to improve it, and the new recipe. I'd go through that process 10, 20, 30 times or more until everyone tasting it gave it an A. When I got really good at it, I even taught a few classes in allergen-free baking.

After that, people started saying, "You know, not everyone has time to bake. Why don't you make these for stores?" And I'm like, "No, no, no, I'm a psychologist, I'm a mom. I'm not interested in that." But I started thinking about it and looking into it, and saw the need, and bit by bit, I ended up doing it, and over time, improving it.

Just like those peach muffins ended up tasting like peach muffins, our cookies now are really good cookies. In fact, they've won awards. Not just as special diet cookies, but also just because they're delicious and healthy. They won the best snack award from Shape Magazine just because they are a really good, healthy snack choice. They were featured on the "Today" show, not as a special diet cookie, but as a recommended school snack because kids love them and they're healthy.

WF: Is it objectively healthy or is it just that it doesn't trigger allergies?

H: That is a great question. Some of our cookie flavors are so healthy that they are actually USDA Smart Snacks. That means that we can label them as "healthy," and that they meet the "healthy" criteria to be served in public schools. And all of our cookies are 100% whole grain - though you can't tell! They're actually certified as a good source of whole grain: If you have one serving of our cookies, you'll have had more than half a serving of whole grain out of three recommended daily servings! Also, our cookies are low sodium and contain no trans fat or cholesterol. There's not a lot of sweetener, and some of that is fruit juice. We add no artificial colors or flavors, some of our cookies are certified organic, and they all are non-GMO verified.

WF: Is there a secret process or did you just research how to do this, and so it's not much of that secret?

H: Food scientists conceivably could take a product and figure out the ingredient breakdown, but they wouldn't know our ingredient sources or our methods, so the results wouldn't be quite the same. Regardless, where we excel is not just the recipe itself, but also the high safety standards in our own dedicated baking facility. These standards are complicated and expensive to establish, and therefore challenging to replicate. We now have a reputation not just for the cookies having great taste and texture, but also for them being "treats you can trust."

WF: How do you make sure you're keeping the products allergen-free and safe?

H:

Having very strong standards is really important. In fact, I wouldn't even start construction of our first commercial kitchen (in our basement!) until I had found ingredients truly free from risk of allergen cross-contact. That took 6 months! We elected to do our own manufacturing so we would have full control over allergen-related safety, rather than the usual practice of co-packing, whereby someone else's factory makes your products for you. Because it was our own facility, we were able to purchase new equipment so there couldn't be traces of allergens. And once we started hiring staff, we made their commitment to maintaining our allergen-related standards an important part of the interview process. This includes that our staff are not to handle nut or peanut products on days they work, and as an extra precaution, our employees change into our uniforms and shoes, and then we wash the uniforms in-house. On the rare occasion when we allow a visitor into our facility, the visitor has those same requirements.

Even though we source our ingredients really carefully, we still take extra precautions. We wipe down the packages. And we allergen test them to make sure that they are free from peanut, almond, egg and milk proteins. We also randomly test finished cookies for those allergens and for gluten traces. Further, with regard to gluten, we have selected sources for our gluten free oat flour that use very high standards of care.

With regard to safety: I have mostly been talking about allergen and gluten related safety. There is also food safety more generally. In addition to being an industry leader with regard to allergen-related safety, we also have exceptional standards and practices for food quality and safety more generally. To my knowledge, were the first company in the free from category to achieve something called Safe Quality Food (SQF) certification, and I believe there still is only one other company in our category that now has a comparable certification. SQF certification is a highly respected standard nationally and internationally. We have the highest level possible - a level 3.

WF: Do you have competition? ^

H: Yes, there's certainly some competition. But we have won many awards as "Best." This includes that the Good Housekeeping Research Institute, the foremost authority on consumer goods, recommended Homefree cookies as the best gluten-free cookies on the market. That is a very meaningful recommendation. Also, most what I'm hearing from retail buyers is that what they're looking for these days isn't just a "gluten-free" cookie. What they're really valuing is companies like ours that have multiple attributes. They love that our cookies are nut-free, vegan, gluten-free, delicious, and healthy.

There are some very good competitors. I'm actually glad there are other companies out there. People like my son want to have a selection, and quite frankly, the more products that are out there, the more visibility there is for the category. We want there to be a “free from” section in supermarkets so people have a destination. Just by having that destination, it increases sales in the category. I want it to become increasingly normative for people to go to the “free from” section when they're shopping for snacks or treats so that people with special diets are included in a more standard way.

There are all different kinds of competitors. Some are gluten-free, some are nut-free. Lucy's and Enjoy Life are the biggest and most comparable to us in terms of hitting the allergens and gluten. But for Homefree, it isn't just about being a special diet cookie. Homefree is about being "one cookie for all." It's about being a good cookie, a healthy cookie. If you're having company, you can serve these to your guests and know they will like them. And you won't have to wonder, "Oh, no, what if this person is vegan or what if the person doesn't eat gluten?" You can have these around, enjoy them, feel good eating them, and when your company comes over, you've got something you can count on their being able to enjoy with you.

WF: How are envisioning growth beyond the special diet market? ^

H:

I expect that our primary customer will continue to be people with food allergies or who need gluten free, vegan, or kosher (or some combination of those!), or the people trying to feed those people. All together, that's a big category.

But, in fact, Homefree cookies are already also purchased outside the special diet market, and I expect that to expand both with our cookies and also with our intended line extensions as our brand gains increased visibility. In fact, when we do demos at stores, more than 80% of the people who buy the cookies at the demos don't have special diets. They just like that the cookies taste good and that they're "better for you." They might like that there is no trans fat, or that the cookies are low in sodium. Big hits too are that the cookies are non-GMO, certified a good source of whole grain, and not too sweet. Sometimes the customers also find it appealing that they can keep Homefree cookies in their cupboard both for themselves, and also for the possible guest who might need them.

There are also an increasing number of consumers who want to shop with their conscience. We are a certified B corporation. There are very few food companies that are B corporations. That's growing, fortunately, but I don't think there are any others in our category. As we expand our social media presence, I believe that will increase excitement and sales not just because of the cookies, but also because of who we are.

WF: How big is your distribution?

H: We are nationally distributed both for retail and foodservice. For retail, we're in both UNFI and KeHE, which are the two primary national natural/specialty distributors in the US. We are also set up with most of the national foodservice distributors, including Sysco, US Foods, Gordon Foodservice, Tropical Foods/Truly Good Foods, Reinhart, and Vistar/PFG. We are doing a little bit of exporting as well. We're in Canada, the Philippines, and Malaysia, and the UK. Our primary focus though currently is in the US, and particularly foodservice.

Foodservice can be quite a challenge because if there is an account that wants your product and you're not offered by their distributor AND in their distributor's local warehouse, and the account isn't big enough to warrant the warehouse stocking the product, it makes it really hard to do business. However, we recently conquered that challenge!

That is, we recently made a huge jump by getting into something called Dot Foods. Dot is a master redistributor for more than 4,000 foodservice and convenience distributors across the country. If a distributor has an account that wants ten cases of Homefree cookies, the distributor can simply grab them from Dot, put them on the pallet for the account, and off they go.

WF: How have the business and the products evolved?

H:

It's certainly been a process, supported financially by my family, while the free from category has developed and while we learned, and made improvements, to get where we are today. We started mostly mail order, with 2 flavors of large cookies with about a 2 week shelf life, with a labor-intensive box we closed by hand, out of the commercial kitchen we built in our basement. Now we have an assortment of flavors and packaging sizes for retail and foodservice, with 9 months shelf life, with lots of equipment to help with packaging, in an almost 12,000 SF manufacturing facility with loading docks.

When we changed our cookie box for retail we followed advice of a consultant and made it tall and skinny. The skinny made it easy for stores to bring in our cookies without needing much shelf space to do so, and that has worked very well. The tall, though, resulted in the boxes often being placed on the top shelf, hard to notice, and in particular often too high to be spotted by young children with food allergies. So we listened to buyer feedback and added a horizontal facing so that the stores would have flexibility with how they merchandised the cookies. The store buyers love that!

Our packaging initially had “peanut-free,” “tree nut-free,” “egg-free,” “dairy-free” on the front of the package in really big letters. Then we learned that people without allergies often wouldn’t buy the package, even when they loved the cookies, because they considered them made just for people with allergies. Now we focus on how delicious the cookies are, and the idea that they additionally make it easy to meet lots of needs.

When we started, we were pioneering the allergy friendly category. Our products were not initially gluten free, because initially we were focused on food allergies and gluten isn’t an allergen. That might surprise you. It is actually a common misconception that gluten is an allergen. In fact, several years ago we commissioned a Harris Survey that showed that 43% of American adults had that common belief. In any case, being allergy friendly but not gluten free created challenges in stores. The cookies couldn’t go in the gluten free sets, and that’s where customers with food allergies were looking because there weren’t yet general “free from” sections. So customers with food allergies couldn't find our cookies, and customers who found them would think they were for someone else. We ended up eventually deciding to add the gluten-free attribute to our cookies, and there were two reasons for that. One was a business decision to be in the gluten-free section so people could find our cookies. The other was because we're about inclusion. That is our mission. We wanted the cookies to be able to be enjoyed by as many people as possible. Gluten free was a big category of people we wanted to include. Now we have a dedicated certified gluten-free facility, and our cookies are usually found in gluten free sets, or sometimes in the new “free from” sections.

The final big change we made is about the look of the brand. We heard from several retail corporate buyers that they had always loved our cookies but not our packaging, which we had been using for quite some time. This response was despite the fact that the design was created by accomplished designers in NYC, and positively evaluated by focus groups. But when we learned from multiple sources that the packaging wasn't being effective, and why, we made the decision to completely change our look. It's the best decision we could have made. Instead of continuing to do something that wasn't working, we took the hit and we did it right, including simultaneously introducing a couple of new flavors as part of our rebranding. As a result, from both retail and foodservice enthusiasm, our sales went up 70% that year over the prior year.

WF: How do you ensure that more grocery stores feature your products so they stick out on a crowded shelf? ^

H: When we made the changes to our packaging, the universal response from retailers was, "We love it." It got the buyers to purchase more cookies, and it increased our movement on the shelves. That is partly because when I worked with our new designer, I said, "I want the cookies to be the first thing you see." Now we have this wonderful design where what you see is the cookies, and then if you have a special diet, you can look more carefully and see, "Oh, my gosh, I can eat these!" The boxes are simple to look at but full of information, bright and sophisticated yet playful, and white for our clean, pure look, which also pops on the shelf.

We also added holiday flavors, with their own holiday floor shipper to bring attention to them, perfect for including everyone at the many holiday parties. Again, the holiday packaging is playful yet sophisticated, to appeal to every age.

WF: How do you measure progress? ^

H: We look at progress in many categories. Some are of course financial, such as sales growth both from increased number of accounts and from increased turns, increased numbers of distributors, sales numbers exceeding expenses (which we are starting to achieve!), and efficiencies for increased margin. We also look at increased production quantities, social media engagement, employee satisfaction and development, new product development, and positive impact.

WF: What are your plans for next year? The next five years?

H: Our goal is growth. Since we started, we have visualize the goal like this: "I want families like mine, who have special diets, to be able to walk in anywhere - a ski resort, a store, a hotel, wherever it is - and not have to hesitantly ask, 'Do you have something I can eat?' but rather to be able to ask with confidence, 'Where can I find your Homefree cookies?'" I want any business that wants to include families like mine and make their customers happy to have easy access to purchasing our cookies. That's what we've been working toward, and we are making good progress.

We also intend, with the help of Wefunder funds, to expand our lines beyond cookies. The additional products similarly will be both for retail and for foodservice.

WF: What's the endgame?

H: My thoughts aren't on an endgame. I think about growth. I believe that based on our unique product, our dedicated facility, our range of certifications, our multiple awards, the growing market, where we are in it with our expanded distribution opportunities, and the terrific feedback we get, that we are going to become a much bigger company. That's where my focus is. It's not on what to do down the line. It's really on how can we keep achieving our goals and keep making improvements and grow visibility, buzz, availability and sales.

WF: Why are you so qualified to make this a success?

H: I didn't start out with much knowledge of the food industry or of business, but at this point, from lots of on the job training and lots of consultation, I know both well. And I am an expert with regard to the free from category. Further, my research background earning my doctorate prepared me for developing strong methodologies, whether for recipe creation and testing or for and production efficiencies. I am a clinical psychologist and work actively with my staff to create strong, collegial working relationships. This contributes to a positive work environment and benefits productivity. So I bring my expertise, along with passion, commitment and hard work. I have a great deal of confidence in my abilities at this point. Yet I also believe that there's always more to learn, so I value having people around me who bring experience and knowledge. I therefore very much look forward to building up our team, with help from Wefunder funds.

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RISKS

1 Proceeding with a small team and with limited sales and marketing spend has enabled us to keep expenses low, but can result in slower growth than otherwise.

2 When working with a small team, the potential loss of any member can have a strong immediate impact until a replacement is found and trained.

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Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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